EXHIBIT D

                                 AFFILIATE AGREEMENT

               THIS AFFILIATE AGREEMENT (the "Affiliate Agreement") is entered into as of the 25th day of August, 1994 between Exide Electronics Group, Inc., a Delaware corporation ("Acquiror"), and the undersigned stockholder (the "Stockholder") of International Power Machines Corporation, a Delaware corporation (the "Company").

                                       RECITALS

               A. The Company, Acquiror, and Exide Electronics Acquisition, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), have entered into an Agreement and Plan of Reorganization dated as of August __, 1994 (the "Reorganization Agreement"), pursuant to which the Company will be merged with and into Acquiror Sub (the "Merger").

               B.   Upon the Effective Time (as defined in the
          Reorganization Agreement) of the Merger and in connection therewith, the undersigned Stockholder will become the owner of shares of common stock, $.01 par value per share (the "Common Stock") of Acquiror (the "Acquiror Shares").

               C. The Merger is intended to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests pursuant to APB Opinion No. 16, Accounting Series Releases No. 130 and No. 135 and Staff Accounting Bulletins No. 65 and No. 76.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Affiliate Agreement, it is hereby agreed as follows:

               1.   The undersigned Stockholder hereby agrees that:

                    (a) The undersigned Stockholder is or may be deemed to be (but does not hereby admit to be) an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC") ("Release No. 130").

                    (b) The undersigned Stockholder will not sell, exchange, transfer, pledge, or dispose of any of the Acquiror Shares or otherwise reduce the undersigned Stockholder's risk of ownership relative to the Acquiror Shares or any part thereof until such time after the Effective Time as financial results covering at least thirty (30) days of the combined operations of Acquiror and the Company after the Effective Time have been, within the meaning of Release No. 130, filed by Acquiror with the SEC or published by Acquiror in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of the Company and Acquiror. Acquiror shall have sole discretion to decide whether to make a specific filing or publication for such purpose, but will comply on a timely basis with all applicable requirements under the federal securities laws.

                    (c) Subject to paragraph (b) of this Section 1, the undersigned Stockholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Acquiror Shares unless at that time either:

                         (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

                        (ii)  counsel representing the undersigned
               Stockholder, satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's counsel, and upon which Acquiror and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition;

                       (iii) a registration statement under the Securities Act covering the Acquiror Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and made effective under the Securities Act; or

                        (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Stockholder (sought by the undersigned Stockholder or counsel to the undersigned Stockholder, with a copy thereof and of all other related communications delivered to Acquiror) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                    (d) Notwithstanding the provisions of paragraphs (b) or (c) above, Stockholder may transfer or distribute the Acquiror Shares to any partner or shareholder of Stockholder, provided that each such partner or shareholder receiving Acquiror Shares shall have entered into an agreement with Acquiror containing provisions comparable to this Agreement.

                    (e) All certificates representing the Acquiror Shares deliverable to the undersigned Stockholder pursuant to the Reorganization Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows, and Acquiror, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Acquiror Shares:

               "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the provisions of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliate Agreement dated as of _________, 1994 between Exide Electronics Group, Inc. and
               ___________________, a copy of which Affiliate Agreement may be inspected by the holder of this certificate at the offices of Exide Electronics Group, Inc., 8521 Six Fords Road, Raleigh, North Carolina 27615, or Exide Electronics Group, Inc. will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

                    (f) The undersigned Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Shares or any part thereof.

               2. It is understood and agreed that the legends set forth in paragraph 1 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this Affiliate Agreement. It is understood and agreed that such legend and the stop orders referred to above will be removed (i) upon receipt of advice that the Acquiror Shares subject to such certificates have been sold pursuant to Rule 145(d)(1), (ii) if two years shall have elapsed from the date the undersigned acquired the Acquiror Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) if three years shall have elapsed from the date the undersigned acquired the Acquiror Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iv) if Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonable satisfactory to Acquiror, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               3. Reports. From and after the Effective Time and for so long as necessary in order to permit the undersigned Stockholder to sell the Acquiror Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Acquiror will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Acquiror will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the undersigned Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Acquiror Shares.

               4. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliate Agreement shall be effective unless in writing.

               5. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliate Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or courier or mailed by registered or certified mail, postage prepaid, as follows:

                    (a) If to the Stockholder at the address set forth below the Stockholder's signature at the end hereof.

                    (b)  If to Acquiror:

                         Exide Electronics Group, Inc.
                         8521 Six Forks Road
                         Raleigh, North Carolina  27615
                         Telecopier No.:  (919) 870-3100
                         Attention:  Nicholas J. Costanza, Esq. -
                                     Vice President, Chief Legal Counsel
                                     and Secretary

          or to such other address as either party hereto may designate for itself by notice given as herein provided.

               6. Counterparts. For the conveniences of the parties hereto, this Affiliate Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               7. Successors and Assigns. This Affiliate Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

               8. Governing Law Jurisdiction. This Affiliate Agreement shall be governed by, enforceable under, and construed in accordance with, the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereby submit exclusively to the jurisdiction of the federal courts located in Wake County, North Carolina (and appoint the Secretary of State of the State of North Carolina as their respective agents for service for process) in connection with any disputes or controversies arising out of or in connection with this Affiliate Agreement.

               9. Severability. If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

               10. Attorney's Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

               11. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliate Agreement.

               12. Termination. This Affiliate Agreement shall automatically become null and void in the event that the Reorganization Agreement is terminated pursuant to its terms.


                    IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be executed and delivered as of the date first above written.

          EXIDE ELECTRONICS GROUP, INC.      STOCKHOLDER

          By:                                /s/ Anthony J. Villiotti
               /s/ James A. Risher           for Duquesne Enterprises
             _________________________       ______________________________
             Name:  James A. Risher          (Signature)
             Title: President & Chief
                    Executive Officer        Anthony J. Villiotti
                                             ______________________________
                                             (Print Name)

                                             Grent Building, Suite 2420
                                             ______________________________
                                             (Print Address)

                                             Pittsburgh, PA 15219
                                             ______________________________
                                             (Print Address)

                                             412/227-4790
                                             ______________________________
                                             (Print Telephone Number)